                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
          Securities Exchange Act of 1934 (Amendment No. ______ ____ )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      ALLIANCE BANCORP OF NEW ENGLAND, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                     ALLIANCE BANCORP OF NEW ENGLAND, INC.
                    348 Hartford Turnpike, Vernon, CT 06066
                                 (860) 875-2500
                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 7, 1999
                          ---------------------------

   NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Alliance Bancorp of New England, Inc. ("the Company" or "Alliance"), the holding company for Tolland Bank ("the Bank") will be held on Wednesday, April 7, 1999, at 10:30 a.m., at The Colony, 53 Hartford Turnpike (Route 83 ), Vernon, Connecticut 06066 for the following purposes:

   1. To elect four (4) directors of the Company for three-year terms.

   2. To approve the Alliance Bancorp of New England, Inc. 1999 Stock Option Plan for Non-employee Directors (the "Directors' Plan").

   3. To approve an adjournment of the Annual Meeting, if necessary, to permit solicitation of proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve one of the foregoing matters.

   4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

   Pursuant to the Company's bylaws, the Board of Directors of the Company has fixed the close of business on February 19, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                             By Order of the Board of Directors


                                             /s/ Cynthia S. Harris
                                             ----------------------------------
                                             Cynthia S. Harris
March 5, 1999                                Secretary

                     Alliance Bancorp of New England, Inc.
                             348 Hartford Turnpike
                                Vernon, CT 06066
                                 (860) 875-2500



                                Proxy Statement

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alliance Bancorp of New England, Inc. (the "Company" or "Alliance") the holding company for Tolland Bank ("the Bank") to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") which will be held at The Colony, 53 Hartford Turnpike (Route 83 ), Vernon, Connecticut on Wednesday, April 7, 1999 at 10:30 a.m. and at any adjournment thereof. This Proxy Statement is expected to be first mailed to shareholders on or about March 5, 1999.

Matters to be Considered at the Annual Meeting

   The Annual Meeting has been called for the following purposes: (1) to elect four (4) directors of the Company for three-year terms; (2) to approve the Directors' Plan; (3) to approve an adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve one or more of the foregoing matters; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

SOLICITATION OF PROXIES

   All costs of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company or the Bank may solicit proxies personally, by telephone or other means without additional compensation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock.

REVOCATION OF PROXIES

   Shareholders who execute proxies retain the right to revoke them. A shareholder giving a proxy may revoke it at any time prior to its exercise by
(i) filing with the Secretary of the Company written notice of revocation, (ii) submitting a duly-executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Unless so revoked, the shares represented by the proxies will be voted according to the shareholder's instructions on the proxy or, if no instructions are given, in favor of all Proposals described in this Proxy Statement. In addition, shares represented by proxies will be voted as directed by the Board of Directors with respect to any other matters that may properly come before the Annual Meeting or any adjournment. Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING SECURITIES

   Only shareholders of record as of the close of business on February 19, 1999, are entitled to vote at the Annual Meeting. As of that date, the Company had 2,295,286 shares of common stock issued and outstanding. The Company had no other class of securities outstanding at this time. Each share of common stock, par value $0.01 per share, (the "Common Stock") is entitled to one vote except as described below. All votes, whether voted in person or by proxy, will be tabulated by the Company's Inspector of Elections, the Bank of Boston. Abstentions are counted for purposes of establishing a quorum. Broker non-votes are not counted for the purposes of establishing a quorum. Pursuant to the Company's Certificate of Incorporation, shareholders are not entitled to cumulate their votes for the election of directors.

   As provided in the Company's Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors to (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting (after subtracting any shares in excess of the Limit) is necessary to constitute a quorum.

VOTING PROCEDURES

   All proposals described in the Proxy Statement require the affirmative vote of a majority of the shares present or represented by proxy, except that directors can be elected by a plurality of shareholders. An abstention with respect to a Proposal by a shareholder present or represented at the Annual Meeting will have the same effect as a vote against that Proposal. Broker non-votes, however, are not counted as presented and entitled to vote on the proposals, and have no effect on such vote.

   Executed but unmarked proxies will be voted FOR all proposals.

   Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board of Directors.

   Enclosed with this Proxy Statement is the Company's Annual Report to Shareholders for its fiscal year ended December 31, 1998 (the "Annual Report").

PRINCIPAL HOLDERS OF COMMON STOCK

   The table on the following page sets forth information as of January 4, 1999, with respect to ownership of Common Stock by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the Common Stock and with respect to ownership of Common Stock by all directors and officers of the Company as a group.

   Name and Address                     Number of Shares           Percent
   of Beneficial Owner                  Beneficially Owned(1)      of Class

All directors and senior officers            437,079(2)             19.04%
as a group (16 persons)

   (1) Based on information provided by the respective beneficial owners and on filings with the Securities Exchange Commission made pursuant to the Securities Exchange Act of 1934.

   (2) Includes currently exercisable options granted to directors and certain principal officers to purchase an aggregate of 202,129 shares. The figures are based on beneficial ownership information provided by the directors and officers.

                       PROPOSAL I - ELECTION OF DIRECTORS

   The Certificate of Incorporation of the Company provides that the number of directors shall be as stated in the Company's Bylaws but shall not be fewer than five nor more than 15. The Certificate of Incorporation further provides that the number of directors shall only be increased or decreased by the Board of Directors. Currently, the Board of Directors has set the number of directors at 11, divided into three classes. The members of each class are elected for a term of three years. One class is elected annually.

   Four directors will be elected at the Annual Meeting to serve for three-year terms and until their successors are elected and qualified. The Board of Directors acts as a nominating committee for the Company pursuant to the Bylaws of the Company and has nominated the following four current Board members for re-election as directors: D. Anthony Guglielmo, Douglas, J. Moser, Francis J. Prichard, Jr., Joseph H. Rossi. There are no arrangements known to Management between the persons named and any other person pursuant to which such nominees were selected.

   The Board of Directors will not consider nominees recommended by shareholders. Shareholder nominations must be made directly by the shareholder in accordance with the requirements and procedures provided in the Bylaws. Those procedures require stockholders to make nominations in writing and deliver them to the Secretary of the Company not less than 90 days prior to the date of the Annual Meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
              OF THE ABOVE NOMINEES FOR DIRECTOR UNDER PROPOSAL I.

   The persons named on the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the shareholder to the contrary. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may amend the Bylaws to reduce the size of the Board to eliminate the resulting vacancy. The Board knows of no reason why any nominee might be unavailable to serve. The table on the following pages sets forth certain information with respect to each nominee and each director continuing in office. The figures are based on beneficial ownership information provided by the directors by questionnaire.

                       NOMINEES (TERM TO EXPIRE IN 1999)

                                                                                                   Amount of Common Stock
                                                                                                    Beneficially Owned(1)
                                                                                    Director      -------------------------
                                                                            Age     Since(13)     Amount            Percent

Photo         Douglas J. Moser                                               54        1991       23,093           1.00(2)(11)
Douglas J.    Mr. Moser is a partner in the architectural
Moser         firm of Moser Pilon & Nelson, which he
              established in 1980.

Photo         D. Anthony Guglielmo                                           58        1985       59,974           2.61(5)(12)
D. Anthony    Mr. Guglielmo, Vice Chairman of the Board, is
Guglielmo     currently President and owner of Penny-Hanley and
              Howley Co., Inc., an insurance agency where he has
              served since 1968. Mr. Guglielmo currently serves as
              a Connecticut State Senator.

Photo         Francis J. Prichard, Jr.                                       70        1989       66,492           2.88(2)(1)
Francis J.    Mr. Prichard, Chairman of the Board, is the owner
Prichard, Jr. of Star True Value Hardware Stores located in Ellington and Tolland, and he is President of Kuhnly Plumbing
              and Heating   Company, Inc., in Ellington.

Photo         Joseph H. Rossi                                                48        1995       80,823           3.43(7)(9)
Joseph H.     Mr. Rossi serves as President and Chief Executive
Rossi         Officer.


                 CONTINUING DIRECTORS (TERM TO EXPIRE IN 2000)

Photo         Howard G. Abbott, M.D.
Howard G.     Dr. Abbott was an orthopedic surgeon with                      73        1982       27,736           1.20(3)(6)
Abbott,       Rockville Orthopedic Associates, P.C., until
M.D.          his retirement in June 1990.

Photo         Reginald U. Martin**                                           56        1999            0            ---
Reginald U.   Mr. Martin is the owner of Employee Benefits
Martin        Sales & Consulting Practice
              in Tolland.

Photo         Patricia A. Noblet, C.R.S.**                                   54        1999            0            ---
Patricia A.   Ms. Noblet is a Certified Residential Specialist
Noblet        with Sentry Real Estate Services in Vernon.

Photo         Mark L. Summers**                                              40        1999          800            *(1)
Mark L.       Mr. Summers is Vice President and co-founder
Summers       of CNC Software Incorporated
              in Tolland.

                 CONTINUING DIRECTORS (TERM TO EXPIRE IN 2001)

                                                                                                  Amount of Common Stock
                                                                                                   Beneficially Owned(1)
                                                                                     Director     -----------------------
                                                                             Age     Since(13)    Amount           Percent

Photo         Robert C. Boardman                                             66        1980       15,595           *(3)(8)
Robert C.     Mr. Boardman is President of the Capital Area
Boardman      Health Consortium. Prior to this he served as
              Executive Director of Rockville General Hospital
              from 1974 through 1987.

Photo         William E. Dowty, Jr.                                          73        1977       26,989           1.17(4)(6)
William E.    Mr. Dowty was Vice President/Data Processing
Dowty, Jr.    Functions for Connecticut Mutual Companies,
              a life insurance company,  where he had been
              employed since 1950, until his retirement in 1987.

Photo         Kenneth R. Peterson                                            53        1982       26,606           1.16(3)(10)
Kenneth R.    Mr. Peterson is a partner in Gardner and
Peterson      Peterson  Associates,  a land surveying and civil
              engineering firm where he has practiced since 1968.


(1) Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercises sole voting and investment power over the shares.

(2)  Includes currently exercisable options to purchase 11,998 shares.

(3)  Includes currently exercisable options to purchase 5,998 shares.

(4)  Includes currently exercisable options to purchase 7,999 shares.

(5)  Includes currently exercisable options to purchase 3,999 shares.

(6)  Shared voting and investment power on all shares held.

(7)  Includes currently exercisable options to purchase 59,285 shares.

(8) Includes 8,598 shares with shared voting and investment power and 999 shares held by his wife.

(9)  Shared voting and sole investment power on all shares held.

(10) Includes 12,999 shares with shared voting and investment power. Mr. Peterson disclaims ownership to shares held by adult sons.

(11) Includes 11,095 shares with shared voting and investment power.

(12) Includes 26,631 shares held by his wife and 4,347 shares held by his mother.

(13) Includes service on the Board of Directors of the Bank.

* Less Than One Percent

**Appointed by the Board of Directors, in accordance with the Certificate of Incorporation, to begin service in January 1999 to complete the unexpired terms of three directors who resigned or retired.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

                                                                       Amount of Common Stock
                                                                        Beneficially Owned (1)
                                                                      -------------------------
                                                               Age     Amount            Percent
Patrick J. Logiudice                                           52      36,949            1.59(2)
Mr. Logiudice serves as Executive Vice President

David H. Gonci                                                 46      32,181            1.38(3)
Mr. Gonci serves as Senior Vice President

(1) Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercises sole voting and investment power over the shares.

(2) Includes currently exercisable options to purchase 30,197 shares and 249 shares with shared voting and investment power.

(3)  Includes currently exercisable options to purchase 28,516 shares.

Board Meetings and Committees

   The business of the Company's and the Bank's Boards of Directors is conducted through meetings and activities of the Boards and their committees. The Board of Directors of the Bank consists of those persons who serve as directors of the Company. Additionally, members of the Company's committees serve on the identical committees of the Bank. Each director attended at least 80% of the Tolland Bank and Alliance Board and committee meetings during the period he or she was a director and a committee member, with the exception of Mr. Prichard, who attended 44% of the meetings, and Dr. Abbott, who attended 66% of the meetings. Certain of the standing committees of the Board are discussed below.

   The Personnel Committee reviews potential candidates for election to the Board at the annual meeting and handles personnel and compensation issues. The Committee, which met 3 times in 1998, presently consists of Messrs. Boardman (Chairman), Abbott, Dowty, Guglielmo, Martin and Prichard.

   The Audit Committee directs and reviews the activities of the Company's internal audit function, meets with the Company's independent auditors in connection with its annual audit, approves the annual expense budget, and monitors the corporation's insurance risk management program. This Committee, which met 4 times during the fiscal year ended December 31, 1998, presently consists of Messrs. Guglielmo (Chairman), Abbott, Boardman, and Summers.

   The Tolland Bank Ad Hoc Real Estate Committee was formed in 1997 to assist management with decisions regarding Bank-owned real estate and office locations. This committee, which met 8 times during 1998, presently consists of Messrs. Moser (Chairman), Peterson, Prichard, Rossi and Ms. Noblet.

Directors' Fees

   Directors receive a retainer fee of $4,800 per year and a fee for each meeting attended. Members of the Board and committees receive $300 per meeting attended, while the chairman of the board and each committee chairman receive $350 and the vice chairman of the board and each committee vice chairman receive $325 per committee meeting attended. It is the policy of the Company not to pay directors' fees to executive officers of the Company who also serve as directors.

Executive Officers of the Registrant

   All executive officers are appointed annually by the Board of Directors and serve at the pleasure of the Board.

   Joseph H. Rossi (age 48) joined Tolland Bank as Senior Vice
President/Treasurer/Chief Financial Officer in 1993. He was elected President/CEO of Tolland Bank in 1996 and President of Alliance in 1997. Mr. Rossi was previously self employed as a financial and systems consultant, following senior financial management positions in Financial Federal Savings Bank (Hartford, CT) and Commonwealth Bank (Harrisburg, PA).

   Patrick J. Logiudice (age 52) joined Tolland Bank in 1991 as Senior Vice President/Chief Lending Officer, and was elected Executive Vice President of Alliance in 1997 and Executive Vice President of Tolland Bank in 1998. Mr. Logiudice was previously a senior commercial lending manager at Connecticut Bank and Trust Company and affiliate.

   David H. Gonci (age 46) joined Tolland Bank in 1990 as Vice President/Controller. He was elected Vice President/Chief Financial Officer/Treasurer of Tolland Bank in 1996 and of Alliance in 1997. Mr. Gonci was elected Senior Vice President of Tolland Bank and Alliance in 1998. He was previously the senior financial manager of BancNewEngland Mortgage Company, following positions in lending management at its affiliate, Connecticut Bank and Trust Company.

   Cynthia S. Harris (age 51) joined Tolland Bank in 1976. She is Vice President/Human Resources and Secretary of Tolland Bank, having previously served as loan servicing officer. She was elected Secretary of Alliance in 1997.

   Joyce M. Joy (age 56) joined Tolland Bank in 1988 as Vice
President/Marketing. Previously she served as Vice President Retail Banking at the Savings Bank of Rockville.

Executive Compensation

   The following table sets forth the compensation paid to Joseph H. Rossi, Patrick J. Logiudice and David H. Gonci for each of the last three fiscal years. No other executive officer of the Company or the Bank earned a total salary and bonus in excess of $100,000 or served as Chief Executive Officer of the Company or the Bank during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                    Long Term      All Other
                                             Annual Compensation   Compensation Compensation(1)
                                             -------------------   ------------ ---------------
   Name and
Principal Position                 Year(2)  Salary($)     Bonus($)  Options(#)(3)
------------------                 -------  ---------     --------  -------------
Joseph H. Rossi,                    1998    $148,035      $22,205      12,000       $5,089
President and                       1997    $137,981           $--      9,000       $4,662
CEO                                 1996    $115,330           $--     22,286       $3,247

Patrick J. Logiudice                1998    $105,538      $12,592       9,000       $2,116
Exec. Vice President                1997    $105,186           $--      6,750       $2,104
and CLO                             1996     $86,678           $--      3,898       $1,820

David H. Gonci,                     1998     $92,643       $9,500       8,000       $1,946
Sr. Vice President                  1997     $90,842           $--      5,250       $1,908
CFO and Treasurer                   1996     $76,693           $--      3,448       $1,611

(1) Consists of employer 401(k) contributions and other perquisites.

(2) The Company's fiscal year ends December 31.

(3) Options awarded in 1996 and 1997 have been adjusted to reflect stock splits effected as stock dividends.

Cash Bonus Plan

   The Bank has a discretionary policy of granting cash bonuses on an annual basis to those officers and employees who contribute to the success and profitability of the Bank. The amount of each cash bonus depends on various performance criteria for the Bank and the participants, which criteria are selected by the Personnel Committee and are subject to change from year to year.

Option Grants in Last Fiscal Year

   The following table provides information on option grants in fiscal 1998 to Mr. Rossi, Mr. Logiudice and Mr. Gonci.

                                                Individual Grants                                         Potential Realizable
                                                                                                          Value at Assumed
                                                                                                          Annualized Rates of Stock
                          Date            Number of    % of Total Options    Exercisable                  Price Appreciation for
                          of              Options      Granted to Employees  Price Per      Expiration    Option Term(1)
Name                      Grant(2)        Granted      in Fiscal Year        Share(3)         Date        5%          10%
----                      --------        -------      --------------        --------         ----        --          ---
Joseph H. Rossi           12/18/98         12,000           26.3%            $10.625       12/18/08      $80,220    $203,220

Patrick J. Logiudice      12/18/98          9,000           19.7%            $10.625       12/18/08      $60,165    $152,415

David H. Gonci            12/18/98          8,000           17.5%            $10.625       12/18/08      $53,480    $135,480


(1) "Potential Realized Value" is disclosed in response to the Securities and Exchange Commission rules which require such disclosure for illustration purposes and is based on the difference between the potential market value of shares issuable upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted by shareholders as, representations or projections of future value of the Company's common stock or of the stock price. To lend perspective to the illustrative potential realized value, if the Company's stock price increased 5% per year for ten years from its closing price on December 18, 1998, or $10.625 per share, (disregarding dividends and assuming for purposes of the calculation a constant number of shares outstanding) the stock price at the end of ten years would be $17.31 per share, for an increase of $6.685 per share, and if the stock increased 10% per year over such period, the ending stock price would be $27.56 per share, for an increase of $16.935 per share.

(2)  All options granted are immediately exercisable.

(3   The exercise price is equal to the closing price on the date of the grant.

Aggregate Option Exercises and Year-End Option Values

   The following table sets forth the number of shares acquired on the exercise of stock options and the aggregate gains realized on the exercise during fiscal 1998 by Mr. Rossi, Mr. Logiudice and Mr. Gonci. The table also sets forth the number of shares covered by exercisable and unexercisable options held by Mr. Rossi, Mr. Logiudice and Mr. Gonci on December 31, 1998, and the aggregate gains that would have been realized had these options been exercised on December 31, 1998, even though these options were not exercised on December 31, 1998.

                                                                 Number of Shares               Value of Unexercised
                           Shares Acquired                       Covered by Unexercised         In-The-Money
                           On Exercise          Value            Options on 12/31/98            Options As Of 12/31/98(1)
Name                       During Fiscal 1998   Realized         Exercisable   Unexercisable    Exercisable        Unexercisable
                           ------------------   --------         -----------   -------------    -----------        -------------
Joseph H. Rossi                    0               $0               59,285           0            $281,154               $0

Patrick J. Logiudice               0               $0               30,197           0            $144,565               $0

David H. Gonci                     0               $0               28,516           0            $122,059               $0

(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value ofthe common stock that will be received upon exercise, assuming such exercise occurred on Thursday, December 31, 1998, at which date the last sale of the common stock as quoted on the AMEX was $11.75 per share.

Compensation Committee Interlocks and Insider Participation

   The Personnel Committee determines compensation policy and consists of Directors Boardman, Abbott, Dowty, Guglielmo, Martin and Prichard, none of whom have ever been an officer or employee of Alliance or the Bank. None of the above are members of a compensation committee of the Board of Directors of any company.

401(k) Plan

   In 1991, the Bank established the Tolland Bank 401(k) Savings Plan (the "401(k) Plan"), a defined contribution contributory profit sharing plan designed to comply with Section 401(k) of the Code. Each full-time and regular part-time employee with 30 days of service is eligible to participate in this plan.

   Under the 401(k) Plan, a participant may defer between 2% and 15% of his or her before-tax compensation from the Bank (subject to certain limitations) as a contribution under this plan. The Bank will make matching contributions equal to 35% of the first 6% of each participant's contributions and participants are offered eleven different investment vehicles for their accounts. Participants are 100% vested at all times in their contributions and the income earned thereon. Participants become 100% vested in the Bank's matching contributions after four years of service or earlier if they retire, become permanently disabled, die or attain age 65. Benefits under the 401(k) Plan will be paid at retirement, disability, death or other termination of employment with the Bank. Benefits may be paid in a lump sum or in installments, depending on certain factors. The 401(k) Plan also permits participants to make early withdrawals from their accounts (subject to certain limitations) in case of hardship and to borrow against their accounts. In 1998 the following amounts, representing Bank matching contributions and earnings thereon, accrued as follows under the 401(k)
Plan: for Mr. Rossi - $4,811.52, Mr. Logiudice - $4,492.00 and Mr. Gonci - $2,734.73.

Change in Control Agreement

   The Bank maintains change in control agreements with Mr. Rossi, Mr. Logiudice, Mr. Gonci and others (collectively, the "Agreements"). These Agreements continue in effect through December 31, 1999, and are automatically extended each year for an additional period of one (1) year unless either party elects to the contrary. The Agreements provide, among other things, that after a change in control as defined in the Agreements, if the employee's employment is terminated without cause, or if the employee terminates his employment with good reason, as defined in the Agreements, the employee will be entitled to $25,000 and the Bank shall continue to pay his/her full salary at a rate of compensation until such payments, including the

$25,000 payment, have reached 2.9 times the sum of the employee's average annual salary and bonuses for the preceding five years. The Bank shall also provide the employee with other benefits equal to those the employee was receiving for two years immediately before his/her termination. Assuming a January 1, 1999, termination date after a change in control, these payments would have equaled $343,284 for Mr. Rossi (plus the cost of benefits), $275,331 for Mr. Logiudice (plus the cost of benefits) and $234,836 for Mr. Gonci (plus the cost of benefits).

Certain Transactions

   The Bank has had, and expects to have in the future, banking transactions with directors, officers and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, which do not involve more than the normal risk of collectibility or present other unfavorable features.

   The aggregate of all extensions of credit to directors, officers and their associates had a high balance of $899,000 in 1998 (representing 4.60% of the Bank's equity capital at that time), and a balance of $391,261 at December 31, 1998 (representing 2.2% of the Bank's equity capital at that time) including $304,119 of unused lines of credit.

Pension Plan

   The Bank maintains a defined benefit pension plan (the "Pension Plan") that is designed to satisfy the requirements for tax qualification set forth in the Internal Revenue Code of 1986, as amended (the "Code"). Under the Pension Plan, the Bank makes annual contributions, which are actuarially determined, for the benefit of eligible employees. Expenses for administering the Pension Plan are paid out of Pension Plan assets and also directly by the Bank. Employee contributions are not required.

   The Pension Plan covers each full-time and regular part-time employee who was hired prior to his or her 60th birthday, who has completed at least one year of service and worked a minimum of 1,000 hours in that year, and who has attained age 21. The Pension Plan contains automatic spousal coverage for all eligible participants.

   The Pension Plan generally provides for monthly benefit payments (in straight line annuity amounts) to the participant as of the date the participant retires. For employees who made contributions, the normal form of benefit payment is a modified cash refund. A Pension Plan participant is eligible to receive an actuarially-reduced early retirement benefit if he or she is within ten years of his or her normal retirement date, has separated from service and has completed at least ten years of service. In most cases, an employee will become a fully-vested participant when he or she completes five years of service. Participants who remain in service past their normal retirement date are eligible for an actuarially-increased retirement benefit based on the amount of their normal retirement benefit. If a participant terminates service after he or she becomes eligible for early retirement, the vested percentage will be 100%. The Pension Plan is integrated with the Social Security System.

   The amount of a participant's benefit is based on average yearly earnings (including base salary and bonus) during the participant's highest five consecutive years during his or her last ten years of credited service multiplied by his or her credited service as an active participant in the eligible class (not to exceed 30 years of service).

   The table set forth below illustrates annual pension benefits payable for life at age 65 in 1998 under the Pension Plan provisions for various levels of compensation and years of service.

   FINAL AVERAGE               YEARS OF CREDITED SERVICE AT AGE 65
   COMPENSATION               10          15           20          30

   $15,000.00             $1,800.00   $2,700.00    $3,600.00  $ 5,400.00
    25,000.00              3,000.00    4,500.00     6,000.00    9,000.00
    50,000.00              7,150.00   10,700.00    14,250.00   21,400.00
    75,000.00             11,650.00   17,450.00    23,250.00   34,900.00
   100,000.00             16,150.00   24,200.00    32,250.00   48,400.00
   125,000.00             20,650.00   30,950.00    41,250.00   61,900.00
   160,000.00             26,950.00   40,400.00    53,850.00   80,800.00

   Mr. Rossi, Mr. Logiudice and Mr. Gonci have 5, 6 and 8 credited years of service respectively as of December 31, 1998.

Alliance Bancorp of New England, Inc. 1997 Employee Stock Purchase Plan

   The Bank has established the Alliance Bancorp of New England, Inc. 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan").

   The Stock Purchase Plan provides an opportunity for full-time and regular part-time employees of the Bank and Alliance to purchase Common Stock through payroll deduction. Employees are able to purchase Common stock at fair market value, pursuant to the terms of the Stock Purchase Plan. The Bank and Alliance utilize the Bank of Boston to administer the Stock Purchase Plan. Amounts are withheld from the payroll of participants, pooled and forwarded to the Bank of Boston (the "Administrator") to purchase shares of common stock in the open market for accounts of all participants under the Stock Purchase Plan on a monthly basis. Alliance pays the Administrator's service charges, commissions of broker dealers and other expenses incurred by the Administrator associated with the purchase of stock. Participation in the Stock Purchase Plan is completely voluntary and all full-time and regular part-time employees of the Bank and/or Alliance are eligible to participate at their election, except for persons who own, either individually or through the attribution provisions of Section 424(d)(4) of the Code, 5% or more of the total combined voting power of Alliance or any parent or subsidiary corporation. No employee of Alliance currently owns 5% or more of the total combined voting power of Alliance. Also not eligible are employees who have been employed for fewer than 30 days or limited term employees, who are defined by the Stock Purchase Plan as those whose customary employment is fewer than 20 hours per week, or for not more than five months in any calendar year. The minimum payroll deduction for the Plan is $5 per pay period, the maximum $300 per pay period, or $1,000 per month.

Directors' Deferred Compensation Plan

   The Company implemented a Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") during 1997 to permit directors to defer recognition of income on fees that they receive as directors. Under the Deferred Compensation Plan directors can defer receipt of annual retainer fees and defer federal income taxation on deferred amounts until the year in which benefits are actually received by a participating director. Directors may benefit from the ability to defer taxes to a date when their taxable income is less and tax brackets lower.

   Under the Code, deferred fees will be deemed to be liabilities of Alliance. As Alliance funds they would be available to general creditors. Deferred directors' fees will be held until a director ceases to be a director for any reason. Thus, upon the director's death, retirement or resignation, such fees shall be paid in the form of stock in a lump sum within 60 days after the participant terminated his services as a director. In the event of a participant's death, any remaining funds in the director's account balance shall be paid to his beneficiary in a lump sum as soon as administratively practicable after his death. The Deferred Compensation Plan is administered by the Personnel Committee. Stock purchases which will be made on the open market or by issuance of authorized but unissued shares will be credited on the date such fees are earned and will be based on the closing prices of the Common Stock for such dates. The number of Directors participating in the Deferred Compensation Plan is seven.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely upon a review of information furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended December 31, 1998, no person who is a director, officer or beneficial owner of 10% of the Company's common stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act except for the following who did not timely report:
Joseph Rossi, President/CEO who purchased 300 shares with minor children; Lawrence Becker, a retired director, who purchased 1,100 shares; and Robert Ciraco, Senior Vice President, who joined the Bank on September 15, 1998.

        PROPOSAL II - APPROVAL OF ALLIANCE BANCORP OF NEW ENGLAND, INC.

               1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

   The Alliance Bancorp of New England, Inc. 1999 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") authorizes up to 161,000 shares of Common Stock to be made available to non-employee directors as options based on service on the Board of Directors. Options under the Directors' Plan are rights to purchase stock at a fixed price set forth in the option agreement, which the Directors' Plan requires to be the fair market value at the date of grant. The following is a summary of the material terms of the Directors' Plan which is qualified in its entirety by the complete provisions of the Directors' Plan attached hereto as Exhibit A.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

                     DIRECTORS' PLAN UNDER THIS PROPOSAL II

General

   On March 26, 1997, the 1997 Stock Incentive Plan for Directors, Officers and Key Employees (the "1997 Plan") was approved by shareholders at the 1997 Annual Meeting of the Bank. The 1997 Plan provided that non-employee directors receive nonqualified options for 1,000 shares of Common Stock on the date the director completes a fifth anniversary as a director of the Company. The 1997 Plan provides a similar award upon the completion of each additional five years as a director. Further, directors received awards for past service at the effective date of the 1997 Plan. As of December 31, 1998, 51,320 split-adjusted options for shares of Common Stock have been awarded to non-employee directors under the 1997 Plan. The 1997 Plan also provides for options and restricted stock and stock appreciation rights to be awarded to officers and employees.

   The Board of Directors has now determined that it is in the best interests of the Company, its shareholders and the Bank to create a separate Directors' Plan. Upon approval of the Directors' Plan, the 1997 Plan will be amended to remove non-employee directors. Non-employee directors will not be eligible to receive additional options pursuant to the 1997 Plan. Instead, non-employee directors will receive options pursuant to the

Directors' Plan. The Directors' Plan provides options based on service. The Board of Directors believes this new plan is in the best interests of shareholders, as it will provide options to directors on an annual basis, as detailed below based solely on service and will still enable officers and employees to be eligible for options, restricted stock and stock appreciation rights under the 1997 Plan based on their performance. As of December 31, 1998, the 1997 Plan has 177,156 split-adjusted shares of Common Stock available for grant, subject to the restrictions set forth in the 1997 Plan.

   The Board of Directors believes that the Company and its shareholders are better served by a board of directors with members with long time service which will better enable them to become fully conversant with the Company's history, objectives and needs and remain in service over an extended period to better enable the Company to meet its long-term objectives. In that connection, the Board of Directors believes that the Directors' Plan will be beneficial to the shareholders of the Company in that it will permit the Board to reward existing directors for years of service to the Bank and the Company and encourage longevity and commitment to the Company and its shareholders' objectives. The Board believes that by having continuity with directors who are familiar with the Company and the Bank and recognized in the community, that the Bank's visibility and its business prospects are enhanced.

   The Board of Directors also intends to continue to provide stock benefit programs for officers and employees of the Company and the Bank. The Board believes stock benefit programs provide long-term performance incentives to such officers and employees.

Directors Options Under the Directors' Plan

   The Directors' Plan provides that all individuals who served as non-employee directors of the Company for all of the 1998 calendar year shall each be granted options to purchase 1,600 shares of Common Stock on the effective date of the Plan. The Directors' Plan also provides that upon the first election, but not reelection, by the stockholders to the Board of Directors of the Company or the appointment to the Board to fill the remainder of an unexpired term of any non-employee director, the new director shall receive options to purchase 5,000 shares of Common Stock (an "Initial Award"). Additionally, on the effective date of the Plan, and on each anniversary of the effective date of the Plan, all serving directors shall receive options to purchase 800 shares of Common Stock. The Plan provides that no director may receive an award of 5,000 shares of Common Stock and an award of 800 shares of Common Stock in the same 12 month period. All options awarded under the Directors' Plan shall be nonqualified options, as described below, and shall have an exercise price equal to the fair market value of the Common Stock on the date of grant and shall be immediately exercisable, except for Initial Awards, which shall vest and become exercisable upon the one (1) year anniversary of service on the Board of Directors.

   The Directors' Plan is administered by the Personnel Committee as appointed from time to time by the Board of Directors. The Directors' Plan provides that shares of stock used to satisfy option awards may be authorized and unissued shares, or previously issued shares acquired by the Company and held in treasury. If authorized but unissued shares are utilized to fund the exercise of options granted under the Directors' Plan, it will result in an increase in the number of shares outstanding and will have a dilutive effect on the holdings of existing shareholders.

   The table on the following page sets forth the number of options to be awarded upon approval of the Directors' Plan by stockholders.

                                NEW BENEFIT PLAN
                     Alliance Bancorp of New England, Inc.
                                Directors' Plan

                                 In-the-Money(1)               Number
   Name and Position              Dollar Value               of Options
   -----------------              ------------               ----------

   Howard G. Abbott, M.D.             $0                       2,400
   Director

   Lawrence J. Becker(2)               0                       1,600
   Retired Director

   Robert C. Boardman                  0                       2,400
   Director

   William E. Dowty, Jr.               0                       2,400
   Director

   D. Anthony Guglielmo                0                       2,400
   Director

   Reginald U. Martin                  0                       5,000
   Director

   Thomas S. Moore(2)                  0                       1,600
   Retired Director

   Douglas J. Moser                    0                       2,400
   Director

   Patricia A. Noblet                  0                       5,000
   Director

   Kenneth R. Peterson                 0                       2,400
   Director

   Francis J. Prichard, Jr.            0                       2,400
   Director

   Mark L. Summers                     0                       5,000
   Director
                                                              ------
   Non-executive Directors
   as a Group                                                 35,000

(1) All options awarded pursuant to the Directors' Plan are exercisable upon grant except for Initial Awards. The exercise price for these options will be the closing price of the Common Stock on the day of the grant.

(2) Directors Becker and Moore retired from the Board of the Company effective December 31, 1998. As such, they qualify for 1,600 options each based on their past service to the Board.

Tax Treatment of Options

   Only nonqualified options may be awarded under the Directors' Plan. As nonqualified options, the Directors would not be required to recognize income upon receipt. Income would be recognized at the time the option is exercised, and the Director would recognize income to the extent of the difference between the fair market value of the Common Stock and the consideration paid for the option. The Company would be permitted a tax deduction expense equal to the amount of the gain received by the Director exercising the option.

Amendment, Termination or Revision of the Directors' Plan.

   The Personnel Committee may amend or terminate the Directors' Plan at any time. Such amendments are required to be approved by shareholders in accordance with applicable law and regulation if such approval is required to satisfy requirements of the Securities and Exchange Commission under Rule 16b-3 under the Securities Exchange Act of 1934 or other regulatory requirements. The Directors' Plan terminates on April 7, 2009. Options cannot be revised unless, consistent with the terms of the Directors' Plan, the recipient consents. The Directors' Plan also permits options which expire to be reissued. The Directors' Plan permits adjustment by the Personnel Committee of the number of shares to reflect reclassification, recapitalization or similar capital change. The adjustments by the Personnel Committee shall be conclusive and binding on the Company and any participants. The Personnel Committee's adjustments are designed to maintain the same proportion for the number of shares which existed before the event requiring adjustment.

Effect on the 1997 Plan.

   If the Directors' Plan is not approved by the shareholders of the Company, the 1997 Plan shall not be amended. Non-employee directors will, in that case, remain eligible for options pursuant to the 1997 Plan.

          PROPOSAL III - APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING

General

   In the event that there are not sufficient votes to approve the foregoing proposal at the time of the Annual Meeting, such proposal could not be approved unless the Annual Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Annual Meeting to be voted for such adjournment, if necessary, the Company has submitted as Proposal III the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. The Board of Directors recommends that shareholders vote their proxies in favor of such adjournment under this Proposal III so that their proxies may be used for such purpose in the event it should become necessary. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of fewer than 30 days, no notice of the time and place of the adjourned meeting or of the business to be transacted at the adjourned meeting is required to be given to shareholders other than an announcement of such at the Annual Meeting.

   Approval of adjournment, if necessary, under this Proposal III requires the affirmative vote by the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE

             FOR THE ADJOURNMENT OF THE MEETING UNDER PROPOSAL III.

                                 OTHER BUSINESS

   As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   Pursuant to the proxy solicitation regulations of the Securities and Exchange Commission (the "Commission"), any shareholder proposal intended for inclusion in Alliance's proxy statement and form of proxy relating to Alliance's 2000 Annual Meeting of Shareholders must be received by Alliance by November 5, 1999 pursuant to the proxy solicitation regulation of the Commission. Nothing in this paragraph shall be deemed to require Alliance to include in its proxy statement and form of proxy any shareholder proposal which does not meet the requirements of the Commission in effect at the time.

   The Board of Directors urges each shareholder, whether or not he or she intends to be present at the Annual Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

                                           By Order of the Board of Directors

                                           /s/ Cynthia S. Harris
                                           ----------------------------------
                                           Cynthia S. Harris
                                           Secretary

                                   EXHIBIT A

                     ALLIANCE BANCORP OF NEW ENGLAND, INC.
               1999 Stock Option Plan for Non-Employee Directors

   The purpose of this Alliance Bancorp of New England, Inc. 1999 Stock Option Plan for Non-employee Directors (the "Directors' Option Plan" or the "Plan") is to promote the growth and profitability of Alliance Bancorp of New England, Inc. (the "Company"), to attract and retain experienced persons of the highest caliber as directors, to provide non-employee directors with an incentive to assume the significant duties and responsibilities entailed therewith and to achieve the long-term objectives of the Company by providing non-employee directors with a personal and financial interest in the success of the Company and its subsidiary, Tolland Bank (the "Bank"), through the ownership of common stock of the Company. Pursuant to the Directors' Option Plan, such directors will be offered the opportunity to acquire such common stock through the grant of options under such Plan. The Plan is effective April 7, 1999.

   As used in this Plan, the term "subsidiary" shall mean any present or future corporation which becomes a "subsidiary corporation" of the Company within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

1. Administration of the Plan.

   (a)The Plan shall be administered by the Personnel Committee (the "Committee") as appointed from time to time by the Board of Directors of the Company, a majority of which Committee shall consist of members of the Board of Directors who are not, and were not at any time during the one-year period prior to such appointment, employees of the Company or the Bank or any affiliate of the Company or the Bank. The Committee may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and options granted hereunder as may be necessary or desirable and include such further provisions or conditions in such options as it deems advisable. Any determination or interpretation made by the Committee hereunder shall be conclusive and binding upon each of the Company, the Bank and the participant.

2. Shares Subject to the Plan.

   (a) The maximum aggregate number of shares of Stock that may be issued or transferred pursuant to the exercise of options under the Plan is 161,000 shares of Common Stock, $.01 par value (the "Stock") of the Company. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which for any reason expires or terminates unexercised may again be subject to an option under the Directors' Option Plan.

   (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Stock, the aggregate number and kind of shares or securities of the Company that may be issued under the Plan and the price of such shares, shall be appropriately adjusted by the Committee (whose determination shall be conclusive and binding upon each of the Company, the Bank and the participant) so that the proportionate number of shares or securities shall be maintained as before the occurrence of such event.

   (c) The Company shall at all times while the Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan.

3. Participants.

   Options shall only be granted to present or future non-employee members of the Company's Board of Directors, as specified in 4(d) or 5(e) below.

4. Options.

   (a) Options granted under the Plan shall be non-statutory stock options. The granting date for each option shall be the date on which it is approved by the Committee, or such later date as the Committee may specify. Options granted hereunder shall be evidenced by stock option certificates in such form not inconsistent with the Plan as the Committee may from time to time determine.

   (b) (i) The price per share at which stock may be from time to time optioned shall be the fair market value on the day the award is granted.

       (ii) Stock purchased upon exercise of an option under the Plan shall be paid for in cash or by certified check payable to the order of the Company, provided that the Committee may in its discretion permit the option price to be paid in whole or in part with shares of Stock of the Company having a fair market value as determined by the Company equal in amount to the option price, by a recourse note, in installments, or by delivery of a properly executed notice together with an undertaking by a broker to deliver promptly to the Company sale or loan proceeds equal in amount to the option price.

   (c) All options shall be immediately exercisable except those granted pursuant to 4(d)(ii). All options shall have a term of ten years from the date of grant.

   (d) Subject to 5(e) below, the only options granted hereunder shall be as follows:

       (i) On the effective date of the Plan, all individuals who served as non-employee directors of the Company for all of the 1998 calendar year shall each be granted options to purchase 1,600 shares of Stock.

       (ii) Upon either first election (but not re-election) by the stockholders to the Board of Directors of the Company or the appointment to the Board by the Board in order to fill the remainder of an unexpired term of any non-employee director who has not received options pursuant to 4(d)(i) above, the director shall receive options to purchase 5,000 shares of Stock. Options awarded pursuant to this subparagraph 4(d)(ii) shall vest and become exercisable upon the completion of one (1) year of service as a director. Any non-employee director serving on the Board at the effective date of this Plan who does not receive an option award pursuant to 4(d)(i) shall be eligible for an award pursuant to this subparagraph.

       (iii) All non-employee directors of the Company serving on the effective date of this Plan shall receive options to purchase 800 shares of Stock. On each annual anniversary date of the effective date of this Plan all then serving non-employee directors shall receive options to purchase 800 shares of Stock. Notwithstanding anything in this subparagraph 4(d)(iii) to the contrary, no non-employee director shall be eligible to receive an option award pursuant to this subparagraph in the same twelve (12) month period he or she receives an award pursuant to 4(d)(ii).

5. Other Provisions Relating to Options.

   (a) Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during a participant's lifetime, only by him or her. After a participant's death, an option shall be exercisable only by the executor, administrator or other legal representative of the estate of the participant (the "Representative").

   (b) In the event of a consolidation or merger of the Company or the Bank with another corporation, the sale or exchange of all or substantially all the assets of the Company or the Bank or a reorganization or liquidation of the Company or the Bank, each holder of any outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property that such holder would have been entitled to receive upon the occurrence of such event if such holder had been, immediately prior to such event, the holder of the number of shares of Stock purchasable under his or her option or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, that in lieu of the foregoing the Committee may upon written notice to each holder of an outstanding option provide that such option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

   (c) In the event that the Committee shall at any time prior to the exercise in full by a participant of options held by him or her (and regardless of whether such participant is then a director of the Company) determine that such participant either before or after the termination of his or her directorship with the Company has committed an act of misconduct for which such participant (if the participant had been an employee) could have been discharged for cause by the Company or has participated or engaged in any business activity determined by the Committee to be in any way harmful or prejudicial to the interests of the Company, such options shall forthwith terminate, and notwithstanding any other provisions hereof, such participant shall not thereafter be entitled to exercise such options in whole or in part. Any determination made by the Committee hereunder shall be conclusive and binding upon both the Company and the participant.

   (d) In the case of a participant who terminates service as a director due to retirement after serving at least one full three year term and having at least one time been elected by the stockholders ("Retirement"), or illness, before having exercised all such granted options, such options may be exercised in whole or in part within one year of the date of termination. If a participant's service as a director is terminated for any reason other than Retirement or illness, any options received pursuant to Section 4(d)(iii) that have not been exercised shall be forfeited. Upon the death of a participant, the participant's Representative shall have the right, at any time within one year after the date of death, to exercise in whole or in part any options that were available to the participant at the time of his or her death. Notwithstanding the foregoing, no option shall be exercisable after the expiration of the applicable exercise period.

   (e) Options may be granted under the Plan in substitution for options held by directors of a corporation who become directors of the Company or any subsidiary corporation of the Company eligible to receive options under the Plan as a result of an acquisition transaction. The terms and conditions of the substitute options granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee to conform to the provisions of the options for which they are substituted.

6. Withholding Taxes.

Upon the exercise of non-statutory stock options, the participant shall be required to pay to the Company or authorize the Company to deduct from other amounts payable to the participant the amount of any taxes that the Company is required to withhold with respect to such exercise. The participant may elect to satisfy such withholding obligation by (a) delivering to the Company Stock owned by such individual having a fair market value equal to such withholding obligation or (b) requesting that the Company withhold from the shares of Stock to be delivered a number of shares of Stock having a fair market value equal to such withholding obligation.

7. Determination of Market Value.

   For purposes of this Plan, "fair market value" of the Stock as of any date shall be reasonably determined by the Board in good faith; provided, however, that if there is a public market for the Stock, the fair market value of the Stock as of any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ or any other reasonably reliable system for reporting quotes for the date in question; or, if the Stock is listed on the NASDAQ/NMS or is listed on a national stock exchange, the officially quoted closing price on such system or exchange on the date in question.

8. Amendment or Termination.

   The Committee may amend or terminate the Plan at any time, provided that any such amendment shall be subject to the approval of the stockholders of the Company in accordance with applicable law and regulations if such approval is necessary to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act or other regulatory requirements. Unless hereafter amended to provide for a different termination date, the Plan shall terminate on April 7, 2009.

                                REVOCABLE PROXY

                     ALLIANCE BANCORP OF NEW ENGLAND, INC.

                       THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS OF ALLIANCE BANCORP OF NEW ENGLAND, INC. TO BE USED AT
              THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 7, 1999

     The undersigned being a stockholder of Alliance Bancorp of New England, Inc. hereby appoints Robert C. Boardman and Kenneth R. Peterson, or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the 1999 Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern Standard Time, on April 7, 1999, at The Colony, 53 Hartford Turnpike (Route 83), Vernon, Connecticut 06066, and any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.


     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this Revocable Proxy. If it is inaccurate, please include your correct address on the reverse side.

     This proxy will be voted as directed or, if no direction is given, will be voted FOR all of the nominees under PROPOSAL I, and FOR the Stock Option Plan under Proposal II, and FOR the adjournment of the Annual Meeting under PROPOSAL
III. If the proxy is not marked to withhold authority to vote for any nominee, it will be voted FOR all nominees.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE              CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-----------                                                          -----------

-----  Please mark
| X |  votes as in
-----  this example.

The Board of Directors recommends a vote FOR PROPOSALS I, and II, and III.

1.  Election of four Directors for three
    year terms each.

    Nominees: D. Anthony Guglielmo, Douglas J.
              Moser, Francis J. Prichard, Jr.,
              Joseph H. Rossi

          [   ]   FOR ALL NOMINEES        [   ]  WITHHELD FROM ALL NOMINEES

[    ] ______________________________________
       For all nominees except as noted above

2.  Approval of the Alliance Bancorp of      For         Against        Abstain
    New England, Inc. 1999 Stock Option      [ ]           [ ]            [ ]
    Plan for Non-Employee Directors.

3.  Approval of an adjournment of the        For         Against        Abstain
    Annual Meeting if necessary to           [ ]           [ ]            [ ]
    permit additional solicitation of
    proxies. In their discretion, the
    proxies are authorized to vote with
    respect to approval of the minutes
    of the last meeting of stockholders,
    matters incident to the conduct of
    the meeting, and upon such other
    matters as may properly come before
    the meeting.


    MARK HERE IF YOU PLAN TO ATTEND THE MEETING.    [   ]

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.  [   ]

    Please date this Revocable Proxy and
    sign, exactly as your name(s)
    appears on your stock certificate.
    If signing as a fiduciary, please
    give your full title.


Signature: ________________________________ Date:____________

Signature: ________________________________ Date:____________